Exhibit 5.1

Hunton Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax HuntonAK.com

Exhibit 5.1

September 15, 2021

Walmart Inc.

702 Southwest 8th Street

Bentonville, Arkansas 72716

Walmart Inc.

$1,250,000,000 1.050% Notes Due 2026

$1,250,000,000 1.500% Notes Due 2028

$2,000,000,000 1.800% Notes Due 2031

$1,000,000,000 2.500% Notes Due 2041

$1,500,000,000 2.650% Notes Due 2051

Ladies and Gentlemen:

Reference is made to the (i) Pricing Agreement, dated September 8, 2021, related to the Green Notes (as defined herein) (the “Green Bond Pricing Agreement”), between Walmart Inc., a Delaware corporation (the “Company”), and AmeriVet Securities, Inc., BofA Securities, Inc., Citigroup Global Markets Inc., C.L. King & Associates, Inc., Morgan Stanley & Co. LLC, Samuel A. Ramirez & Company, Inc. and Siebert Williams Shank & Co., LLC, acting for themselves and as representatives of the other several underwriters named in Schedule I to the Green Bond Pricing Agreement (collectively, the “Green Bond Underwriters”), and the Underwriting Agreement, dated September 8, 2021, between the Company and the Green Bond Underwriters, as incorporated by reference into the Green Pricing Agreement (the Green Bond Pricing Agreement, together with such Underwriting Agreement, the “Green Bond Agreement”), and (ii) Pricing Agreement, dated September 8, 2021, related to the New Issue Notes (as defined herein) (the “New Issue Pricing Agreement”), between the Company and Citigroup Global Markets Inc., Mizuho Securities USA LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, acting for themselves and as representatives of the other several underwriters named in Schedule I to the New Issue Pricing Agreement (collectively, the “New Issue Underwriters”), and the Underwriting Agreement, dated September 8, 2021, between the Company and the New Issue Underwriters, as incorporated by reference into the Refinance Pricing Agreement (the New Issue Pricing Agreement, together with such Underwriting Agreement, the “New Issue Agreement” and, together with the Green Bond Agreement, the “Agreements”).

Further reference is made to: (i) the Registration Statement on Form S-3 (File No. 333-251124), which was prepared pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, was filed with the Commission on December 4, 2020, and, upon filing

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON LOS ANGELES
MIAMI NEW YORK NORFOLK RALEIGH/DURHAM RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC

Walmart Inc.

September 15, 2021

with the Commission, became effective pursuant to Rule 462(e) under the Securities Act (the “Registration Statement”); (ii) the Prospectus, dated December 4, 2020, constituting a part of the Registration Statement, including the documents incorporated therein by reference at each pertinent time (the “Base Prospectus”); (iii) the Preliminary Prospectus Supplement related to the New Issue Notes, dated September 8, 2021, which supplemented the Base Prospectus and which was filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on September 8, 2021 (the “New Issue Preliminary Prospectus Supplement”); (iv) the Preliminary Prospectus Supplement related to the Green Notes, dated September 8, 2021, which supplemented the Base Prospectus and which was filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on September 8, 2021 (the “Green Bond Preliminary Prospectus Supplement”); (v) the Final Term Sheet, dated September 8, 2021, relating to $1,250,000,000 aggregate principal amount of the Company’s 1.050% Notes Due 2026 (the “2026 Notes”), $1,250,000,000 aggregate principal amount of the Company’s 1.500% Notes Due 2028 (the “2028 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 2.500% Notes Due 2041 (the “2041 Notes”), and $1,500,000,000 aggregate principal amount of the Company’s 2.650% Notes Due 2051 (the “2051 Notes” and, together with the 2026 Notes, the 2028 Notes and the 2041 Notes, the “New Issue Notes”), which was filed with the Commission on September 8, 2021 pursuant to Rule 433 under the Securities Act and given a filing date of September 9, 2021 (the “New Issue Final Term Sheet”); (vi) the Final Term Sheet, dated September 8, 2021, relating to $2,000,000,000 aggregate principal amount of the Company’s 1.800% Notes Due 2031 (the “2031 Notes” or the “Green Notes” and, together with the New Issue Notes, the “Notes”), which was filed with the Commission on September 8, 2021 pursuant to Rule 433 under the Securities Act and given a filing date of September 9, 2021 (the “Green Bond Final Term Sheet”); (vii) the Prospectus Supplement related to the New Issue Notes, dated September 8, 2021, which supplemented the Base Prospectus and which was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act on September 9, 2021 (the “New Issue Prospectus Supplement”); (viii) the Prospectus Supplement related to the Green Notes, dated September 8, 2021, which supplemented the Base Prospectus and which was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act on September 9, 2021 (the “Green Bond Prospectus Supplement” and, together with the New Issue Prospectus Supplement, the “Prospectus Supplements” and each, a “Prospectus Supplement”); and (ix) the Indenture, dated as of July 19, 2005 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee under such indenture (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and the Trustee (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of December 19, 2014, between the Company and the Trustee (the “Second Supplemental Indenture”) and the Third Supplemental Indenture, dated as of June 26, 2018, between the Company and the Trustee (the “Third Supplemental Indenture” and, the Original Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”).

We have acted as counsel to the Company in connection with the offer and sale of the Notes by the Company.

Walmart Inc.

September 15, 2021

In rendering this opinion, we have examined and relied upon, without independent investigation or verification, executed originals, counterparts or copies of: (i) (a) the Restated Certificate of Incorporation of the Company, executed October 25, 1988, as amended and as amended and restated from time to time, and in effect at all times, during the period from October 25, 1988 to, but excluding, February 1, 2018; (b) the Restated Certificate of Incorporation of the Company, executed February 1, 2018, as in effect at all times during the period from February 1, 2018 to, and including, the date hereof; and (c) the bylaws of the Company, as amended and as amended and restated from time to time, and in effect at all times, during the period from June 3, 1993 to, and including, the date hereof; (ii) the Registration Statement; (iii) the Base Prospectus; (iv) the New Issue Preliminary Prospectus Supplement; (v) the Green Bond Preliminary Prospectus Supplement; (vi) the New Issue Final Term Sheet; (vii) the Green Bond Final Term Sheet; (viii) the New Issue Prospectus Supplement; (ix) the Green Bond Prospectus Supplement; (x) the Indenture; (xi) the New Issue Agreement; (xii) the Green Bond Agreement; (xiii) the form of three global notes, two of which will be in the principal amount of $500,000,000 and one of which will be in the principal amount of $250,000,000, and each of which will be dated September 17, 2021 and will be payable to Cede & Co., as nominee of The Depository Trust Company, as the depositary (the “Nominee”), which global notes will represent the 2026 Notes being sold to the New Issue Underwriters pursuant to the New Issue Agreement (the “2026 Global Notes”); (xiv) the form of three global notes, two of which will be in the principal amount of $500,000,000 and one of which will be in the principal amount of $250,000,000, and each of which will be dated September 22, 2021 and will be payable to the Nominee, which global notes will represent the 2028 Notes being sold to the New Issue Underwriters pursuant to the New Issue Agreement (the “2028 Global Notes”); (xv) the form of four global notes, each of which will be in the principal amount of $500,000,000, will be dated September 22, 2021 and will be payable to the Nominee, which global notes will represent the 2031 Notes being sold to the Green Underwriters pursuant to the Green Bond Agreement (the “2031 Global Notes”); (xvi) the form of three global notes, each of which will be in the principal amount of $500,000,000, will be dated September 22, 2021 and will be payable to the Nominee, which global notes will represent the 2041 Notes being sold to the New Issue Underwriters pursuant to the New Issue Agreement (the “2041 Global Notes”); (xvii) the form of two global notes, each of which will be in the principal amount of $500,000,000, will be dated September 22, 2021 and will be payable to the Nominee, which global notes will represent the 2051 Notes being sold to the New Issue Underwriters pursuant to the New Issue Agreement (the “2051 Global Notes” and, together with the 2026 Global Notes, the 2028 Global Notes, the 2031 Global Notes and the 2041 Global Notes, the “Global Notes”); (xviii) extracts from minutes of meetings of the Board of Directors of the Company pertinent to the matters addressed in this opinion letter; (xix) certain written consents of the Executive Committee of the Board of Directors of the Company pertinent to the matters addressed in this opinion letter; (xx) the Series Terms Certificate Pursuant to the Indenture Relating to 1.050% Notes Due 2026, dated as of September 8, 2021 (the “2026 Series Terms Certificate”); (xxi) the Series Terms Certificate Pursuant to the Indenture Relating to 1.500% Notes Due 2028, dated as of September 8, 2021 (the “2028 Series Terms Certificate”); (xxii) the Series Terms Certificate Pursuant to the Indenture Relating to 1.800% Notes Due 2031, dated as of September 8, 2021 (the “2031 Series Terms Certificate”); (xxiii) the Series Terms Certificate Pursuant to the Indenture Relating to 2.500% Notes Due 2041, dated as of September 8, 2021 (the “2041 Series Terms Certificate”); (xxiv) the

Walmart Inc.

September 15, 2021

Series Terms Certificate Pursuant to the Indenture Relating to 2.650% Notes Due 2051, dated as of September 8, 2021 (the “2051 Series Terms Certificate” and, together with the 2026 Series Terms Certificate, the 2028 Series Terms Certificate, the 2031 Series Terms Certificate and the 2041 Series Terms Certificate, the “Series Terms Certificates”); and (xxv) such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.

In rendering this opinion, we have assumed, without independent investigation or verification, that: (i) each natural person signing any document reviewed by us had the legal capacity to do so; (ii) each person signing in a representative capacity (other than on behalf of the Company) had the authority to sign in such capacity; (iii) each of the Agreements has been duly authorized and validly executed and delivered by the parties thereto other than the Company; (iv) at or prior to the time of delivery of the Global Notes, the authorization of the Notes and of each series of notes of which the Notes are a part, including the Series Terms Certificates, will not have been modified or rescinded and there will not have occurred any change in law affecting the validity or enforceability of the Notes; (v) the Global Notes executed and delivered by the Company as contemplated herein will be identical in form to the forms of the Global Notes examined by us as described herein; and (vi) (A) the Indenture is and, at the time of delivery of the Notes, will be the legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, (B) at the time of delivery of the Notes, the Indenture will continue to be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and (C) the Indenture has been and will continue to be at all pertinent times qualified pursuant to the Trust Indenture Act of 1939, as amended.

As to certain facts material to our opinion, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials, the Company and officers or other representatives of the Company and the representations of the Company in each of the Agreements.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, upon the execution of the Global Notes, the authentication of the Global Notes in accordance with the terms of the Indenture and the delivery of the Global Notes against payment therefor in accordance with the applicable Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

The foregoing opinions are qualified to the extent that the enforceability of the Indenture, the Notes or any related document or instrument may be limited by or subject to the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy.

Walmart Inc.

September 15, 2021

We note that the enforceability of specific provisions of the Indenture and the Notes may be subject to (i) standards of reasonableness and “good faith” limitations and obligations such as those provided in the New York Uniform Commercial Code and similar applicable principles of common law and judicial decisions and (ii) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decision.

We express no opinion as to the enforceability of the severability clauses in Section 1.11 of the Original Indenture, Section 5 of the First Supplemental Indenture, Section 5 of the Second Supplemental Indenture, Section 5 of the Third Supplemental Indenture or Section 16 of the Global Notes or any provision of the Indenture or the Global Notes that purports to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, including Section 1.15 and Section 12.01 of the Original Indenture and Section 13 of each of the Global Notes. We express no opinion with respect to the enforceability of (i) the parenthetical clause in Section 8.07(i) of the Original Indenture relating to the limitations on the compensation of trustees or (ii) Section 12.01 of the Original Indenture and Section 13 of each of the Global Notes to the extent that either of those provisions purport to waive liability for violation of securities laws. We express no opinion as to any provision of the Indenture that purports to confer subject matter jurisdiction in respect of bringing suits, enforcement of judgments or otherwise on any federal court, to the extent such court does not otherwise have such jurisdiction.

The foregoing opinions are limited in all respects to matters under and governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, as each is in force and effect as of the date of this opinion. We do not express any opinion as to the laws of any other jurisdiction.

We consent to the filing by you of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof and the incorporation by reference of this opinion letter into the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in each Prospectus Supplement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP